Exhibit 99.2

BSB BANCORP, INC.
2002 YEAREND CONFERENCE CALL SCRIPT
JANUARY 24, 2003 11:00 AM

LARRY G. DENNISTON

THANK YOU.

•	GOOD MORNING AND WELCOME TO THE BSB BANCORP CONFERENCE CALL AND WEBCAST FOR THE FOURTH QUARTER OF 2002.

•	HOWARD SHARP, BSB PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND

•	REX DECKER, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

•	WILL PROVIDE PREPARED REMARKS RELATED TO BSB’S FOURTH QUARTER AND FULL YEAR PERFORMANCE FOR 2002.

•	AT THE CONCLUSION OF THE PREPARED REMARKS, HOWARD AND REX WILL RESPOND TO QUESTIONS FROM CALL PARTICIPANTS.

•	IF YOU HAVE NOT HAD AN OPPORTUNITY TO REVIEW OUR FOURTH QUARTER EARNINGS RELEASE, YOU CAN ACCESS IT AT THE INVESTOR RELATIONS LINK OF OUR WEBSITE AT BSBBANK.COM.

•	THIS PRESENTATION CONTAINS FORWARD-LOOKING STATEMENTS, REGARDING THE PROJECTED PERFORMANCE OF BSB BANCORP, INC.

•	THESE STATEMENTS CONSTITUTE FORWARD-LOOKING INFORMATION WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

•	ACTUAL RESULTS MAY DIFFER MATERIALLY FROM ANY FORWARD-LOOKING INFORMATION DISCUSSED IN THIS CALL SINCE FORWARD-LOOKING INFORMATION MAY INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES.

•	FOR A DISCUSSION OF THE FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES PLEASE REFER TO YESTERDAY’S RELEASE OR

•	BSB’S PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH ARE AVAILABLE ONLINE AT HTTP://WWW.SEC.GOV/.

•	NOW, HOWARD WILL PROVIDE AN OVERVIEW OF THE FOURTH QUARTER, AND DISCUSS OUR STRATEGIC INITIATIVES.

HOWARD SHARP

THANKS LARRY.

•	GOOD MORNING EVERYONE, AND BEST WISHES FOR A PROSPEROUS 2003,

•	THANK YOU FOR MAKING TIME TO LISTEN TO OUR 2002 YEAREND EARNINGS CONFERENCE CALL. WE TRULY APPRECIATE YOUR CONTINUED INTEREST IN BSB.

•	WE FINISHED WHAT PROVED TO BE A CHALLENGING YEAR WITH A SOMEWHAT MIXED 4TH QUARTER, AND WE’RE REASONABLY COMFORTABLE THAT WE’RE POSITIONED TO EXTEND THIS PERFORMANCE INTO THE NEW YEAR.

•	EVEN WITH SIZEABLE C&I LOAN LOSS PROVISION TAKEN IN THE SECOND QUARTER — WE MADE SUBSTANTIAL PROGRESS IN 2002, RETURNING THE BANK TO A STRONG COMPETITIVE POSITION WITHIN OUR PRIMARY MARKETS.

•	CHANGING OUR RISK PROFILE HAS BEEN A PRIMARY STRATEGIC FOCUS, AND WE HAVE MADE CONSIDERABLE PROGRESS — THE COMPOSITION OF OUR LOAN PORTFOLIO IS SIGNIFICANTLY DIFFERENT THAN IT WAS 24 MONTHS AGO.

•	GROSS REAL ESTATE LOANS, AS A PERCENT OF TOTAL LOANS, HAS INCREASED TO 35 PERCENT — COMPARED TO 21 PERCENT AT THE END OF 2000.

•	CONSUMER LOANS NOW ACCOUNT FOR 28 PERCENT OF TOTAL LOANS, UP FROM 24 PERCENT TWO YEARS AGO, AND

•	GROSS COMMERCIAL LOANS NOW REPRESENT APPROXIMATELY 37 PERCENT OF TOTAL LOANS, DOWN FROM NEARLY 55 PERCENT AT THE END OF 2000.

•	ALTHOUGH THESE NUMBERS REFLECT THE SIGNIFICANT COMMITMENT WE MADE TO SOUND AND EFFECTIVE RISK-MANAGEMENT TWO YEARS AGO,

•	THEY ARE ALSO INDICATIVE OF OUR STRONG 2002 PRODUCTION PERFORMANCE IN RESIDENTIAL AND COMMERCIAL REAL ESTATE AND CONSUMER LENDING.

•	RESIDENTIAL REAL ESTATE ORIGINATIONS WERE A RECORD $200 MILLION FOR 2002, UP 121 PERCENT OVER LAST YEAR.

•	WHILE WE RECOGNIZE THAT THE INTEREST RATE ENVIRONMENT HELPED US WITH ORIGINATIONS LAST YEAR,

•	WE ALSO BELIEVE THAT PART OF OUR SUCCESS WAS THE RESULT OF THE PRIORITY WE PLACED ON BEING THE LEADER IN THAT BUSINESS IN OUR MARKETS.

•	WE ARE PARTICULARLY PLEASED THAT 31 PERCENT OF OUR NEW MORTGAGE CUSTOMERS ALSO OPENED A BSB CHECKING ACCOUNT, AND

•	WE ARE QUITE PLEASED WITH OUR RESULTS IN BUILDING THOSE CORE CUSTOMER RELATIONSHIPS.

•	IN ADDITION, THE NUMBER OF RESIDENTIAL REAL ESTATE LOANS PROCESSED NEARLY DOUBLED IN COMPARISON TO 2001.

•
THIS STRONG PERFORMANCE IS A RESULT OF A NUMBER OF FACTORS, INCLUDING A MORE EFFICIENT RESIDENTIAL LENDING PROCESS — WHICH WAS A RESULT OF OUR DECISION TO CONSOLIDATE ALL FUNCTIONS FROM APPLICATION TO CLOSING IN A SINGLE FACILITY, AND

•	THE POSITIVE RESPONSE OF OUR CUSTOMERS TO EXPANDED PRODUCT OFFERINGS SUCH AS A BI-WEEKLY PRODUCT AND ADDITIONAL ARM PRODUCTS.

•
IT’S ALSO A RESULT OF OUR SUCCESS AT EXPANDING OUR RESIDENTIAL PIPELINE WITH WHOLESALE ORIGINATIONS FROM OTHER UPSTATE MARKET AREAS SUCH AS ALBANY AND ROCHESTER — WHICH NOW ACCOUNT FOR 11 PERCENT OF MONTHLY VOLUME.

•	CONSUMER LOAN PRODUCTION REMAINED STRONG — PARTICULARLY FOR INDIRECT AUTO BOTH NEW AND USED — AND WAS UP 25 PERCENT COMPARED TO 2001 AT $197 MILLION, BUT NOT AT THE EXPENSE OF CREDIT QUALITY.

•	WE RESTRUCTURED OUR INDIRECT LENDING PROCESS WITH A CREDIT MATRIX THAT OFFERS MORE ATTRACTIVE RATES TO BORROWERS WITH HIGHER CREDIT SCORES.

•	THE RESULT HAS BEEN AN AVERAGE CREDIT SCORE FOR INDIRECT LOANS IN THE 740’S — A VERY GOOD AVERAGE.

•	WE EXPECT OUR CONSUMER LOAN PRODUCTION TO REMAIN STRONG THROUGHOUT THE YEAR,

•	WE ARE MOVING TO CENTRALIZE OUR UNDERWRITING PROCESS FOR CONSUMER LENDING AND WE EXPECT TO HAVE THIS OPERATIONAL BY THE SECOND QUARTER.

•	THIS MOVE IS INTENDED TO CREATE CONSISTENT UNDERWRITING STANDARDS FOR ALL CONSUMER LENDING.

•	COMMERCIAL REAL ESTATE PRODUCTION FOR THE YEAR INCREASED SIGNIFICANTLY, UP 135 PERCENT IN COMPARISON TO 2001.

•	WE REMAINED AN ACTIVE — BUT SELECTIVE — COMMERCIAL LENDER IN 2002, WITH PRODUCTION OF APPROXIMATELY $100 MILLION.

•	THE C&I PORTFOLIO STOOD AT 492 MILLION AT YEAR-END, DOWN $65 MILLION FROM $557 MILLION JUST THREE MONTHS EARLIER, AT SEPTEMBER 30.

•	AT YEAR-END 2002, C&I LOANS WERE DOWN $258 MILLION, OR 34 PERCENT, FROM YEAR-END 2001 AND WERE DOWN $505 MILLION, OR 50.6 PERCENT, FROM YEAR-END 2000.

•
IN ADDITION TO THIS CONTINUED IMPROVEMENT TO THE COMMERCIAL PORTFOLIO RISK, WE ARE PLEASED BY THE IMPROVING GEOGRAPHIC DIVERSIFICATION OF OUR ENTIRE LOAN PORTFOLIO, WITH APPROXIMATELY HALF OF TOTAL LOANS NOW COMING FROM CENTRAL NEW YORK AND HALF FROM OUR TRADITIONAL SOUTHERN TIER REGION.

•	THIS CLEARLY REFLECTS FOCUSED EFFORTS IN THE SYRACUSE MARKET, AS WELL AS OUR SUCCESS WITH WHOLESALE ORIGINATION IN OTHER UPSTATE MARKETS.

•	OTHER FOURTH QUARTER ACCOMPLISHMENTS THAT WE EXPECT WILL YIELD BENEFITS DURING THE COMING YEAR INCLUDE,

•	A REVAMPING OF OUR WEB SITE, WHICH INCLUDED EXPANDING SITE CAPABILITIES BEYOND BASIC ACCOUNT SERVICE,

•	EXPANDING THE FUNCTIONALITY OF IBSB, OUR CASH MANAGEMENT PRODUCT FOR BUSINESS, AND

•	IMPROVING THE AVAILABILITY OF INVESTOR RELATIONS CONTENT.

•
WE ROLLED THIS OUT TO BANK CUSTOMERS IN OCTOBER WITH A PROMOTIONAL EFFORT THAT INCLUDED A TV SPOT AND IN-BRANCH MARKET COLLATERAL THAT FOCUSED ON THE INCREASED CONVENIENCE. DURING THE OCTOBER CALL WE ANNOUNCED AN AGREEMENT TO SELL OUR TWO ELMIRA BRANCHES WHICH SIMPLY DIDN’T FIT WITH OUR MARKET STRATEGY.

•	THIS TRANSACTION WAS COMPLETED IN MID DECEMBER, AND IS REPRESENTATIVE OF OUR INTENTION TO KEEP OUR RETAIL BRANCH SYSTEM FOCUSED ON OUR TWO CORE MARKET AREAS OF SYRACUSE AND BINGHAMTON.

AND FINALLY,

•	WE CONTINUED OUR SHARE REPURCHASE PROGRAM IN THE FOURTH QUARTER, BUYING BACK SLIGHTLY OVER 160,000 SHARES, BRINGING THE TOTAL FOR 2002 TO APPROXIMATELY 310,000 SHARES.

•	AT THIS TIME REX DECKER WILL REVIEW FOURTH QUARTER AND FULL-YEAR FINANCIALS IN GREATER DETAIL.

REX.

•	GOOD MORNING EVERYONE. I’LL BE MAKING COMMENTS THIS MORNING ON THE FOURTH QUARTER ACTIVITY AND THEN SUMMARIZE THE YEARLY CHANGES THAT HAVE OCCURRED AT BSB.

•
NET INCOME FOR THE QUARTER WAS $4.0 MILLION, UP SLIGHTLY FROM $3.9 MILLION IN THE THIRD QUARTER OF 2002 AND DOWN FROM $4.9 MILLION IN THE FOURTH QUARTER OF 2001. EARNINGS PER SHARE WERE FLAT AT 41 CENTS PER DILUTED SHARE FOR BOTH THE THIRD AND FOURTH QUARTER OF 2002 AND DOWN FROM 49 CENTS FOR THE FOURTH QUARTER OF 2001.

•
NET INTEREST INCOME WAS UP $474,000 IN FOR THE FOURTH QUARTER OF 2002 COMPARED TO THE THIRD QUARTER DUE BOTH TO A 6 BASIS POINT MARGIN INCREASE AND AN INCREASE IN AVERAGE EARNING ASSETS OF JUST OVER $22 MILLION.

•
EARNING ASSET YIELDS CONTINUED TO DECLINE DUE TO BOTH THE REPRICING OF EXISTING ASSETS AND NEW ASSETS GOING ON WITH LOWER RATES BUT THIS WAS MORE THAN OFFSET WITH A LARGER DECLINE IN THE COST OF INTEREST BEARING DEPOSITS. THE CONTINUED LOW LEVELS OF INTEREST RATES HAS ALLOWED US TO LOWER OUR COST OF FUNDS WHICH DECLINED 24 BASIS POINTS FROM THE PREVIOUS QUARTER AND 91 BASIS POINTS FROM THE FOURTH QUARTER OF 2001. CERTIFICATES OF DEPOSITS ARE OUR LARGEST DEPOSIT TYPE AND THE AVERAGE COST OF THOSE DEPOSITS DECLINED 30 BASIS POINTS IN THE FOURTH QUARTER TO THIRD QUARTER COMPARISON.

•	SPECIFIC INCREASES IN AVERAGE BALANCES FOR THE FOURTH QUARTER OVER THE THIRD QUARTER OF 2002 INCLUDED:

•	RESIDENTIAL MORTGAGES-UP ALMOST $39 MILLION

•	COMMERCIAL REAL ESTATE-UP OVER $25 MILLION

•	ALL CONSUMER LOANS-UP ALMOST $27 MILLION

•	THESE INCREASES WERE PARTIALLY OFFSET BY THE DECLINE IN THE AVERAGE BALANCE IN C&I LOANS OF OVER $66 MILLION.

•	NET INTEREST INCOME DECLINED JUST UNDER $600,000 FROM THE FOURTH QUARTER OF 2001 TO THE FOURTH QUARTER OF 2002. A DROP IN MARGIN OF 17 BASIS POINTS ACCOUNTED FOR THIS CHANGE.

•
THE PROVISION FOR LOAN LOSSES INCREASED TO $9.8 MILLION IN THE FOURTH QUARTER OF 2002 COMPARED TO $4.5 MILLION IN BOTH THE THIRD QUARTER OF 2002 AND THE FOURTH QUARTER OF 2001. THE INCREASED PROVISION FOR LOAN LOSSES WAS PRIMARILY DUE TO INCREASED NET LOAN CHARGE-OFFS, CONTINUED HIGH LEVELS OF PROBLEMATIC LOANS AS WELL AS THE CONTINUED ECONOMIC SLUGGISHNESS AND UNCERTAINTY THAT BSB SEES IN ITS PRIMARY MARKETS.

•
TWO NON-RECURRING ITEMS IMPACTED NON-INTEREST INCOME FOR THE FOURTH QUARTER. TWO BRANCHES AND THE RELATED DEPOSITS IN ELMIRA, NEW YORK WERE SOLD DURING THE QUARTER. THE NET GAIN ON THE TRANSACTION WAS APPROXIMATELY $3.1 MILLION. A GAIN OF APPROXIMATELY $636,000 WAS RECOGNIZED ON THE BUYBACK OF TRUST PREFERRED SECURITIES. AFTER THESE ITEMS ARE REMOVED, APPROXIMATELY $2.9 MILLION OF NON-INTEREST INCOME IS SHOWN, DOWN APPROXIMATELY $200,000 FROM THE THIRD QUARTER. OPERATING EXPENSES FOR THE FOURTH QUARTER WERE $11.7 MILLION COMPARED TO $11.2 MILLION IN THE THIRD QUARTER OF 2002. OF THIS $500,000 INCREASE, APPROXIMATELY $175,000 WAS EMPLOYEE BENEFITS COSTS. ANOTHER $232,000 OF THE INCREASE WAS IN PROFESSIONAL FEES, MAINLY LEGAL FEES ASSOCIATED WITH THE NON-PERFORMING ASSETS IN THE PORTFOLIO.

•
COMPARING OPERATING EXPENSES OF THE FOURTH QUARTER OF 2002 WITH THE FOURTH QUARTER OF 2001, AN INCREASE OF $661,000 IS INDICATED. ABOUT $530,000 OF THIS INCREASE IS IN SALARY AND BENEFITS DUE TO NORMAL MERIT INCREASES AND BENEFIT COSTS.

•
SIGNIFICANT CHANGES IN TAX EXPENSE FOR THE FOURTH QUARTER COMPARED TO THE THIRD QUARTER OF 2002 AND THE FOURTH QUARTER OF 2001 RESULTED PRIMARILY FROM LOWER TAXABLE INCOME IN THE FOURTH QUARTER OF 2002 WITH SIMILAR NON-TAXABLE ITEMS AND, IN ADDITION, CERTAIN TAX CREDITS REALIZED DURING THE QUARTER. THE ONGOING EFFECTIVE TAX RATE FOR 2003 WILL MORE CLOSELY RESEMBLE THE THIRD QUARTER’S RATE. THIS, OF COURSE, CAN CHANGE BASED ON VARYING CONDITIONS AND DIFFERENT TAX STRATEGIES EMPLOYED.

•
CREDIT QUALITY SHOWED SOME IMPROVEMENT DURING THE QUARTER AND THE YEAR. NON-PERFORMING ASSETS OF $53.7 MILLION AT DECEMBER 31, 2002 DROPPED 6% FROM THE SEPTEMBER 30, 2002 BALANCE AND 14% FROM DECEMBER 31, 2001.

•	PERFORMING LOANS 30 TO 89 DAYS PAST DUE TOTALED $6.1 MILLION AT THE END OF 2002 AND DECLINED ABOUT 25% FROM THE END OF SEPTEMBER AND 66% FROM DECEMBER 31, 2001.

•
PERFORMING SUBSTANDARD LOANS DROPPED TO $78.2 MILLION ($12.2 MILLION OF WHICH ARE ACCRUING TROUBLED DEBT RESTRUCTURED LOANS) AT DECEMBER 31, 2002 COMPARED TO $83.9 MILLION ($5.1 MILLION OF WHICH ARE ACCRUING TROUBLED DEBT RESTRUCTURED LOANS) AT SEPTEMBER 30, 2002 AND $129.1 MILLION ($8.8 MILLION OF WHICH ARE ACCRUING TROUBLED DEBT RESTRUCTURED LOANS) AT DECEMBER 31, 2001.

•
WE HAVE WORKED TO REDUCE THE SIZE AND EXPOSURE OF THE LARGER RELATIONSHIPS IN OUR COMMERCIAL PORTFOLIO. AT DECEMBER 31, 2001 WE HAD 20 BORROWING RELATIONSHIPS WITH COMMITMENTS EXCEEDING $10 MILLION AND 14 OF THOSE RELATIONSHIPS HAD LOANS OUTSTANDING EXCEEDING $10 MILLION. AT DECEMBER 31, 2002, WE HAD 9 RELATIONSHIPS WITH COMMITMENTS EXCEEDING $10 MILLION AND 7 OF THOSE BORROWERS HAD LOANS EXCEEDING $10 MILLION.

•	COVERAGE RATIOS HAVE IMPROVED WITH THE ALLOWANCE TO NON-PERFORMING LOANS AT ABOUT 125% AT DECEMBER 31, 2002, UP FROM APPROXIMATELY 114% AT THE END OF SEPTEMBER AND ABOUT 97% AT THE END OF 2001.

•
THE DECLINE IN NET INCOME TO $1.8 MILLION FOR THE YEAR 2002 WAS PRIMARILY THE RESULT OF A PROVISION FOR LOAN LOSSES OF $46.2 MILLION RECOGNIZED FOR THE YEAR. THIS COMPARES TO NET INCOME OF $20.5 MILLION IN 2001 AND A PROVISION FOR LOAN LOSSES OF $18.2 MILLION.

•
NET INTEREST INCOME FOR THE YEAR WAS DOWN $3.1 MILLION AND WAS PREDICATED ON AVERAGE EARNING ASSETS BEING LOWER FOR THE YEAR 2002 BY ABOUT $108.4 MILLION COMPARED TO THE YEAR 2001. THE RAPID DECLINE IN C&I LOANS DURING THE YEAR WAS MITIGATED SOMEWHAT LATER IN THE YEAR BY EXPANSION IN REAL ESTATE ORIGINATIONS AND TOOK SOME PRESSURE OFF THE NECESSITY TO REPLACE CASH FLOWS WITH VARYING TYPES OF INVESTMENTS.

•
NON-INTEREST INCOME, AFTER TAKING OUT NON-RECURRING ITEMS, DECLINED APPROXIMATELY $638,000. THE LARGEST AREAS OF DECLINE WERE IN MORTGAGE SERVICING FEES, DOWN APPROXIMATELY $300,000 AND TRUST FEES, ALSO DOWN APPROXIMATELY $300,000. THE MAIN REASON FOR THE DECLINE IN MORTGAGE SERVICING FEES IS THE BALANCE OF LOANS SERVICED FOR OTHERS HAS DECLINED FROM $460.9 MILLION AT DECEMBER 31, 2001 TO $366.0 MILLION AT DECEMBER 31, 2002. TRUST FEES ARE, FOR THE MOST PART, DEPENDENT ON MARKET VALUATIONS AND THAT HAS KEPT THESE FEES LOWER IN 2002.

•
OPERATING EXPENSES FOR 2002 ROSE JUST UNDER 11% FROM 2001 AND WERE ATTRIBUTABLE TO SEVERAL KEY AREAS. SALARIES AND BENEFITS ROSE OVER 13% DUE TO SEVERAL FACTORS. MERIT INCREASES AT THE BEGINNING OF THE YEAR AND ADDITIONAL STAFF ADDED DURING 2001 ACCOUNTED FOR AN INCREASE OF APPROXIMATELY $2 MILLION OVER 2001 COSTS. BENEFITS COSTS ROSE ALMOST $900,000 FOR 2002 AND ARE EXPECTED TO CONTINUE TO RISE INTO 2003 AS A RESULT OF CONTINUED INCREASES IN PENSION EXPENSES. PROFESSIONAL FEES FOR 2002 ALSO INCREASED ABOUT $684,000 OVER 2001. LEGAL FEES FOR LOANS THAT REQUIRED LITIGATION FOR RESOLUTION WERE THE MAJORITY OF THE PROFESSIONAL EXPENSE INCURRED. ADVERTISING LEVELS WERE HIGHER IN 2002 THAN 2001 AS A NEW MARKETING DIRECTOR WAS HIRED DURING THE YEAR AND EXPANDED ADVERTISING, ESPECIALLY IN CENTRAL NEW YORK, WAS INITIATED.

•	I WANT TO THANK EVERYONE FOR THEIR CONTINUED INTEREST IN BSB AND WE WILL NOW TAKE QUESTIONS.